Exhibit 99.1

     Horizon Health Announces Second Quarter Results and Revises
                Previously Announced Earnings Guidance

    LEWISVILLE, Texas--(BUSINESS WIRE)--April 11, 2005--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.53 per diluted share for the second fiscal quarter ended February 28, 2005, an increase of 12.8%, as compared with earnings of $0.47 per diluted share for the prior year quarter. Revenues increased 29.2% to $54.4 million compared with revenues of $42.1 million for the same quarter in the previous year, and net income increased 15.3% to $3.1 million compared with net income of $2.7 million for the prior year period.
    For the six months ended February 28, 2005, the Company had earnings of $1.05 per diluted share, an increase of 12.9%, as compared with earnings of $0.93 per diluted share for the same period in the previous fiscal year. Revenues increased 26.5% to $106.5 million compared with revenues of $84.2 million for the same period in the previous fiscal year, and net income increased 15.4% to $6.1 million compared with net income of $5.3 million for the prior year period.
    Mr. Ken Newman, president and chief executive officer of Horizon Health, said, "We are very pleased with the progress made during the second quarter in restructuring the Company within its core competencies. Effective January 1, 2005, we began operating Laurelwood Hospital, a 160-bed behavioral health hospital located in Willoughby, Ohio, under a 15-year lease agreement. Laurelwood Hospital assisted us in once again achieving double digit year-over-year increases in revenue, net income and earnings per share."
    On March 14, 2005, the Company finalized its follow-on offering of 1,725,000 shares of common stock, including the underwriters over-allotment, and generated proceeds after expenses of approximately $58.3 million. As a result of the issuance of shares in the offering, the Company's previously issued guidance for fiscal 2005 changes from $2.16 to $1.90 earnings per share. However, the Company is adding earnings per share of $0.06 to $0.10 related to Laurelwood Hospital and revising its fiscal 2005 earnings per share guidance to $1.96 to $2.00.
    Not included in the revised fiscal 2005 earnings per share guidance are charges associated with the restructuring of the EAP services group, potential acquisitions and the potential divestiture of ProCare One Nurses.

    A listen-only simulcast and a 30-day replay of Horizon's second quarter conference call will be available online on April 12, 2005, beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealth.com or at www.fulldisclosure.com.

    Horizon Health is a leading contract manager of clinical services for acute care hospitals and employers and an owner of behavioral health care facilities.

    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Numerous factors as outlined in the SEC Report filed by the Company could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.



                            HORIZON HEALTH
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                              For the Three Months For the Six Months
                                 Ended February      Ended February
                               ------------------  ------------------
                                 2005       2004     2005      2004
                               --------  --------  --------  --------
Revenue                         $54,433   $42,138  $106,511   $84,185
Cost of Services (exclusive
 of depreciation shown
 separately below)               41,919    32,455    81,216    64,940
                               --------  --------  --------  --------

Gross Profit                     12,514     9,683    25,295    19,245

Selling, general
 and administrative               5,515     4,330    11,090     9,078
Provision for (recovery of)
 doubtful accounts                  553       151     1,417      (115)
Depreciation and amortization       797       646     1,685     1,308
                               --------  --------  --------  --------

Income from operations            5,649     4,556    11,103     8,974
Interest expense (net of
 interest and other income)         603       230     1,168       465
                               --------  --------  --------  --------

Income before income taxes        5,046     4,326     9,935     8,509
Income tax provision              1,968     1,657     3,875     3,259
                               --------  --------  --------  --------
Net income                       $3,078    $2,669    $6,060    $5,250
                               ========  ========  ========  ========
Net income per common and
 common equivalent share
  Basic                           $0.55     $0.49     $1.09     $0.98
                               ========  ========  ========  ========
  Diluted                         $0.53     $0.47     $1.05     $0.93
                               ========  ========  ========  ========

Weighted average
 shares outstanding
  Basic                           5,606     5,401     5,570     5,384
  Diluted                         5,826     5,674     5,765     5,662

                      CONSOLIDATED BALANCE SHEETS

                                                   Feb. 28,   Aug. 31,
                                                     2005       2004
                                                   --------  --------
Cash                                                 $2,691    $1,908
Accounts receivable (net)                            26,628    22,059
Other current assets                                  6,091     4,823
                                                   --------  --------
Total current assets                                 35,410    28,790
Property and equipment (net)                         28,476    28,801
Goodwill and other intangible assets (net)           86,692    87,244
Other long-term assets                                  185       430
                                                   --------  --------
Total assets                                       $150,763  $145,265
                                                   ========  ========

Current liabilities                                 $24,867   $23,230
Other liabilities                                     2,179     1,570
Long-term debt                                       34,500    40,000
Deferred taxes                                        5,317     4,641
                                                   --------  --------
Total liabilities                                    66,863    69,441
Stockholders' equity                                 83,900    75,824
                                                   --------  --------
Total liabilities and stockholders' equity         $150,763   145,265
                                                   ========  ========

                            HORIZON HEALTH
           CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                       SUMMARY STATISTICAL DATA

                                                    Quarter   Quarter
                                                     Ended     Ended
                                                   Feb. 28,   Nov. 30,
                                                     2005      2004
                                                   --------  --------
Number of
 contract locations:
  Contract locations
   in operation                                         127       128
  Contract locations
   signed & unopened                                     14        11
                                                   --------  --------
Total contract
 locations                                              141       139
                                                   ========  ========

Managed Care
 and EAP Lives                                    3,847,450 3,708,615
Managed Care
 and EAP Contracts                                    1,158     1,156

Owned/Leased
 Freestanding
 Behavioral Health
 Hospitals:
  Total net
   revenues (000's)                                 $12,175    $9,114
  Number of
   facilities at
   period end                                             3         2
  Licensed Beds                                         427       267
  Weighted average
   available beds                                       316       241
  Patient days                                       21,196    17,756
  Admissions                                          1,314       847
  Average length
   of stay                                             16.1      21.0
  Revenue per
   patient day                                         $574      $513
  Occupancy based on
   weighted average
   available beds                                     74.5%     81.0%

                                      As of August 31,
                       2004       2003      2002     2001      2000
                     --------- --------- --------- --------- ---------

Number of
 contract locations:
  Contract locations
   in operation           132       127       131       124       128
  Contract locations
   signed & unopened        8        15        11        14        10
                     --------  --------  --------  --------  --------
Total contract
 locations                140       142       142       138       138
                     ========  ========  ========  ========  ========

Managed Care
 and EAP Lives      3,566,769 3,217,406 2,349,197 2,208,938 1,736,078
Managed Care
 and EAP Contracts      1,175     1,175       687       641       258

Owned/Leased
 Freestanding
 Behavioral Health
 Hospitals:
  Total net
   revenues (000's)   $10,069      --        --        --        --
  Number of
   facilities at
   period end               2      --        --        --        --
  Licensed Beds           267      --        --        --        --
  Weighted average
   available beds         177      --        --        --        --
  Patient days         19,639      --        --        --        --
  Admissions            1,041      --        --        --        --
  Average length
   of stay               18.9      --        --        --        --
  Revenue per
   patient day           $513      --        --        --        --
  Occupancy based on
   weighted average
   available beds       72.5%      --        --        --        --

    CONTACT: Horizon Health Corporation, Lewisville
             Valerie Evans, 972-420-8339